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                                                                   EXHIBIT 10.20

                                YOUCENTRIC, INC.

                  2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

1.1 General. The name of the plan is the YOUcentric, Inc. 2000 Non-Employee Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to enable YOUcentric, Inc. and its successors and assigns (the "Company") to attract and retain non-employee directors and further align their interests with those of the Company's shareholders by providing for or increasing their equity interests in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

1.2 Effective Date. This Plan shall become effective and shall be deemed to have been adopted on June 16, 2000 (the "Effective Date").

1.3      Definitions. The following terms shall be defined as set forth below:

         (a)      "Act" means the Securities Exchange Act of 1934, as amended.

         (b)      "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         (d) "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Committee; provided, however, that

                  (i) if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

                  (ii) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair

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                           Market Value on such date shall be the average of the
                           high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

                  (iii) If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

                  (iv) Notwithstanding the foregoing, the Fair Market Value of the Stock on the effective date of the Company's initial public offering shall be the offering price to the public of the Stock on such date.

         (e) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its Subsidiaries (a "Non-Employee Director").

         (f) "Option" means any option granted pursuant to Section 4 to purchase shares of Stock.

         (g) "Option Agreement" means the written agreement between the Company and a Non-Employee Director evidencing the grant of an Option to the Non-Employee Director under this Plan.

         (h) "Service Relationship" means a Non-Employee Director's relationship as a non-employee director of the Company.

         (i) "Stock" means the common stock of the Company, subject to adjustments pursuant to Section 3.

         (j) "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more

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                  of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE

2.1 Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee or committees of the Board, comprised of not fewer than two directors. All references herein to the Committee shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).

2.2 Powers of Committee. The Committee shall have the power and authority to grant Options consistent with the terms of the Plan, including the power and authority:

         (a) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Option, which terms and conditions may differ among individual Options and Non-Employee Directors, and to approve the Option Agreement evidencing each Option;

         (b) to accelerate at any time the exercisability or vesting of all or any portion of any Option;

         (c) to impose any limitations on Options granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

         (d) to extend at any time the period in which Options may be exercised; and

         (e) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Option (including related Option Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be final, conclusive and binding on all persons, including the Company and Non-Employee Directors receiving Options under this Plan.

SECTION 3. STOCK ISSUABLE UNDER PLAN; MERGER; SUBSTITUTION.

3.1 Stock Issuable. Subject to adjustment as provided in Section 3.2, the aggregate number of shares of Stock which are available for issuance pursuant to Options granted under the Plan shall be One Hundred Twenty Thousand (120,000). Such shares of Stock shall be made available from authorized and unissued shares of Stock. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or

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         purchased, or are reacquired by the Company, for reasons including, but not limited to, termination, expiration or cancellation of an Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Options granted under the Plan and shall again be available for issuance pursuant to Options granted under the Plan. If the exercise price and/or withholding obligation under an Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the share of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

3.2 Changes in Stock. If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then the Committee shall make equitable adjustments in:

         (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Section 3.1;

         (b) the number of shares and class of Stock that may be subject to an Option, and which have not been issued or transferred under an outstanding Option;

         (c) the purchase price to be paid per share of Stock under outstanding Options; and

         (d) the terms, conditions or restrictions of any Option and Option Agreement, including the price payable for the acquisition of Stock;

         The Committee may also adjust the number of shares subject to outstanding Options and the exercise price and the terms of outstanding Options to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

3.3 Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Company's initial public offering, a Non-Employee Director shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from

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         and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

SECTION 4. OPTIONS.

4.1 General. Any Option granted under the Plan shall be evidenced by a written Option Agreement, which shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee. Each Option granted under the Plan shall not be intended to constitute an incentive stock option within the meaning of Code section 422. All grants of Options to Non-Employee Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with this
         Section 4. No person shall have any discretion to select which Non-Employee Directors shall be granted Options (except as provided herein with respect to the Committee's authority to identify ineligible Non-Employee Directors) or to determine the number of shares to be covered by such Options.

4.2 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as shall be specified in the corresponding Option Agreements.

         (a) Initial Grants. Each person who is a Non-Employee Director on the Effective Date, other than David Scanlan and C. Toms Newby, III, shall, on the Effective Date, without further action by the Board, automatically be granted an Option to purchase Thirty Thousand (30,000) shares of Stock, subject to adjustment as provided in Section 3.2 hereof. In addition, each person who first becomes a Non-Employee Director after the Effective Date, other than a Non-Employee Director who has been an employee of the Company or any Subsidiary at any time within the period of twelve (12) months ending on the date such person becomes a Non-Employee Director and other than a Non-Employee Director who is affiliated with an entity that invested in the Company prior to the completion of the initial public offering of the Stock (as determined by the Committee in its discretion), shall, on the date such person becomes a Non-Employee Director, without further action by the Board, automatically be granted an Option to purchase Thirty Thousand (30,000) shares of Stock, subject to adjustment as provided in
                  Section 3.2 hereof.

         (b) Annual Grants. On the date on which a Non-Employee Director is granted his initial grant under subsection (a) above, he shall also, without further action by the Board, automatically be granted an Option to purchase Ten Thousand (10,000)

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                  shares of Stock, subject to adjustment as provided in Section
                  3.2 hereof. In addition, on the date of the Company's annual meeting of shareholders, so long as shares remain available for issuance under the Plan, each person who is reelected as a Non-Employee Director on such date, other than a Non-Employee Director who has been an employee of the Company or any Subsidiary at any time within the period of twelve (12) months ending on the date such person becomes a Non-Employee Director and other than a Non-Employee Director who is affiliated with an entity that invested in the Company prior to the completion of the initial public offering of the Stock (as determined by the Committee in its discretion), shall, on such date, without further action by the Board, automatically be granted an Option to purchase Ten Thousand (10,000) shares of Stock, subject to adjustment as provided in Section 3.2 hereof.

         (c) Insufficient Shares. Notwithstanding the foregoing, if, on any date upon which Options are to be granted under Section 4.2(a) or 4.2(b) hereof, the shares of Stock remaining available for issuance under this Plan is insufficient for the grant of Options to purchase the total number of shares of Stock specified in such Section, then each Non-Employee Director entitled to receive an Option on such date shall be granted an Option to purchase a proportionate amount of the available number of shares of Stock (rounded down to the greatest number of whole shares). Except for the Options referred to in Sections 4.2(a) and (b) above, no other Options shall be granted under this Plan

         (d) Exercise Price. The exercise price per share of Stock under any Option granted after the date on which the Company completes the initial public offering of the Stock shall be equal to the Fair Market Value of a share of Stock on the grant date for the Option.

         (e) Exercisability; Rights as a Shareholder. An Option shall become vested and exercisable as follows:

                  (i) An Option granted to a Non-Employee Director pursuant to Section 4.2(a) above shall become vested and exercisable as to Ten Thousand (10,000) shares of Stock on each of the first three anniversaries of the grant date for such Option, provided that the Non-Employee Director's Service Relationship has not terminated prior to such date.

                  (ii) An Option granted to a Non-Employee Director pursuant to Section 4.2(b) above shall become fully vested and exercisable on the first anniversary of the grant date for such Option, provided that the Non-Employee Director's Service Relationship has not terminated prior to such date.

                  The Committee may at any time accelerate the exercisability of all or any portion of any Option. An Non-Employee Director shall have the rights of a shareholder only as to shares acquired upon the exercise of a Option and not as to unexercised Options.

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         (f)      Method of Exercise.

                  (i) Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the aggregate exercise price for the purchase of Shares of Stock upon exercise of an Option shall be made at the time of exercise (or, in case of an exercise pursuant to a cashless exercise mechanism described below, as soon as practicable after such exercise) in cash or by good check or by tendering (either by actual delivery or by attestation) shares of Stock held by the Non-Employee Director for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, and having an aggregate Fair Market Value on the date of such exercise equal to the amount of cash that would otherwise be required to pay the full exercise price, subject to any limitations in this regard that may be set forth in the corresponding Agreement. In addition, the Committee may establish a cashless exercise mechanism by which a Non-Employee Director may pay the exercise price under an Option by irrevocably authorizing a third party to sell shares of Stock acquired upon exercise of the Option and remit to the Company a portion of the sales proceeds that is sufficient to pay the entire exercise price and/or any tax withholding resulting from such exercise. Payment may also be made by combining the above methods.

                  (ii) Payment instruments will be received subject to collection. No certificates for Option Shares so purchased will be issued to the Non-Employee Director until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including without limitation (i) receipt of a representation from the Non-Employee Director at the time of exercise of the Option that the Non-Employee Director is purchasing the Option Shares for the Non-Employee Director's own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from the Non-Employee Director payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Option will be contingent upon receipt from the Non-Employee Director (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

4.3 Non-Transferability of Options. Except as provided below, an Option generally shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during

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         the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative. However, an Option may be transferred and exercised by the transferee to the extent determined by the Committee to be consistent with securities and other applicable laws, rules and regulations and with Company policy.

4.4 Termination. Unless otherwise provided in the relevant Option Agreement or determined by the Committee, upon the termination of a Non-Employee Director's Service Relationship with the Company or its Subsidiaries, the Non-Employee Director's rights in his or her Options shall automatically terminate upon the effective date of such termination.

4.5 Listing Requirements. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

         (a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

         (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

4.6 Stop-Transfer Instructions. All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or national quotation system upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

SECTION 5. TAX WITHHOLDING.

5.1 Payment by Participant. Each participant shall, no later than the date as of which the value of an Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any federal, state, or local taxes of any kind the Company or any Subsidiary is required by law to withhold with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

5.2 Payment in Stock. Subject to approval by the Board, a participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii)

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         transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 6. AMENDMENT AND TERMINATION.

The Board may, at any time, amend or discontinue the Plan and the Board may, at any time, amend or cancel any outstanding Option, but no such action shall adversely affect rights under any outstanding Option without the holder's consent.

SECTION 7. STATUS OF PLAN.

With respect to the portion of any Option that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Option or Options.

SECTION 8. GENERAL PROVISIONS.

8.1 No Distribution; Compliance with Legal Requirements. The Board may require each person acquiring Stock pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop-orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

8.2 Delivery of Stock Certificates. Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

8.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

8.4 Trading Policy Restrictions. Option exercises under the Plan shall be subject to such Company's insider-trading-policy-related restrictions, terms and conditions as may be established by the Board, or in accordance with policies set by the Board, from time to time.

8.5 Applicable Law. The Plan and the grant of Options under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

8.6 Binding. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

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8.7      Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Non-Employee Director by the Company, nothing contained herein shall give any such Non-Employee Director any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Options under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Non-Employee Director, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

8.8 Illegality or Unenforceability. If any provision of this Plan or an Option Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option Agreement, it shall be stricken and the remainder of the Plan or the Option Agreement shall remain in full force and effect.

8.9 Appendices. The Committee may incorporate additional or alternative provisions for this Plan with respect to residents of one or more individual states to the extent necessary or desirable under state securities laws. Such provisions shall be set out in one or more appendices hereto which may be amended or deleted by the Committee from time to time.

         IN WITNESS WHEREOF, this Plan is executed the ___ day of ___________________, 2000.

                                           YOUCENTRIC, INC.


                                           By:________________________________

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